                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the reference to our Firm under the caption "Experts" and to the use of our report on the financial statements of Tritheim Technologics, Inc. dated November 6, 1998 included in PubliCARD, Inc.'s Current Report on Form 8-K/A dated February 5, 1999 and incorporated by reference in Amendment No. 1 to the Registration Statement on Form S-3 and the related Prospectus of PubliCARD, Inc. dated October 1, 1999.


                                          /s/ ARTHUR ANDERSEN LLP

Tampa, Florida

September 29, 1999